UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 19, 2007 (September 18, 2007)
Alnylam Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-50743	77-0602661

(State or Other Juris- diction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 Third Street, Cambridge, MA	02142

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (617) 551-8200
Not applicable

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02. Termination of a Material Definitive Agreement.
SIGNATURE

Item 1.02.   Termination of a Material Definitive Agreement.
     On September 18, 2007, Alnylam Pharmaceuticals, Inc. (“Alnylam”) and Merck & Co., Inc. (“Merck”) agreed to terminate their Amended and Restated Collaboration and License Agreement, effective as of July 3, 2006 (the “Collaboration Agreement”), pursuant to which Alnylam and Merck collaborated in the research, development and commercialization of RNAi products directed to certain targets (as defined in the Collaboration Agreement).
     Pursuant to the Termination Agreement between Alnylam and Merck, all license grants of intellectual property to develop, manufacture and/or commercialize RNAi therapeutic products under the Collaboration Agreement cease as of the date of the Termination Agreement, subject to certain specified exceptions. The Termination Agreement further provides that, subject to certain conditions, Alnylam and Merck will each retain sole ownership and rights in their own intellectual property.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALNYLAM PHARMACEUTICALS, INC.
Date: September 19, 2007	By:	/s/ Barry E. Greene
Barry E. Greene
Chief Operating Officer